Exhibit 10-1

BB&T

FLORIDA UNILATERAL LETTER RENEWAL

11/27/2009

THE GOLDFIELD CORPORATION

1684 W. HIBISCUS BLVD.

MELBOURNE, FL 32901-2631

Re:	Account Number	9660933082

	Note Number	00002

Your loan with BB&T has matured/will mature on 11/28/2009. At this time, we are waiting for the following documentation and information in order to complete our decision to renew this credit facility:

FINALIZATION OF NEW EQUIPMENT LOAN REQUEST .

This loan was originally closed outside the state of Florida in order to save on Documentary Stamp Taxes that would otherwise have been due. In order to avoid the necessity of traveling outside the state for a short-term renewal while we are waiting for this documentation, BB&T will grant you an extension on the maturity on this credit facility for an additional 62 days. Your note will now be due and payable in full on 01/28/2010. All other terms and conditions of the note will remain unchanged. Please continue to make your regular monthly payment under the note. By making this extension, BB&T is not waiving any default and is not waiving, modifying or extending any other term or condition of the note or any other document. In order to maintain the tax nature of the note, please do not sign or return this letter to BB&T.

Sincerely yours,

BRANCH BANKING AND TRUST COMPANY

/s/ JOHN B. FORBES

JOHN B. FORBES

ACCOUNT #/ NOTE #

9660933082 00002

1797 FL (0706)